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NEWS RELEASE

For More Information Contact:	For Release - January 21, 2010
J. Downey Bridgwater, Chairman, President and Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President and Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS FOURTH QUARTER 2009 RESULTS

HOUSTON, TX, January 21, 2010 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $1.7 million, or $0.02 per diluted common share for the fourth quarter ended December 31, 2009 compared to a net loss of $24.7 million or $0.30 per diluted common share for the third quarter of 2009.

Net loss for the year ended December 31, 2009 was $13.0 million compared to net income of $38.6 million for 2008.  Net loss applicable to common shareholders for the year ended December 31, 2009 was $22.3 million, or $0.28 per diluted common share which included total preferred dividends of $9.3 million, or $0.12 per diluted common share compared to net income of $38.2 million or $0.52 per diluted common share, earned in 2008.

Key items and metrics for the quarter include the following:

•	Average deposit growth of 13.4% for the fourth quarter of 2009 compared to the same period in 2008;
•	Average period-end loan to deposit ratio decreased from 105% for the fourth quarter of 2008 to 80.3% for the same period in 2009;
•	Period-end allowance for credit losses to period-end loans increased to 2.39% at December 31, 2009 from 1.34% at December 31, 2008 and from 2.18% at September 30, 2009;
•	Completed sale of $16 million in nonperforming loans related to Semgroup (a previously disclosed energy loan relationship);
•	Realized securities gains and losses resulting in a net loss of $1.8 million (sold all below investment grade securities); and
•	Recorded acquisition costs of $980 thousand during the fourth quarter of 2009 related to the terminated First Bank acquisition.

“Our 2009 results were impacted by an extremely difficult economic environment.  Elevated credit costs, historically low interest rates, and low loan demand significantly reduced our profitability this past year,” commented J. Downey Bridgwater, Sterling’s Chairman, President, and Chief Executive Officer.  “While our fourth quarter results are an improvement from the third quarter, they are still not where we want them to be.  Going forward, we will continue to proactively identify negative trends within our portfolio, and take actions necessary to minimize future loan losses.”

Average deposits increased $65.8 million to $4.1 billion at December 31, 2009, up 1.6% on a linked-quarter basis and up $485 million or 13.4% compared to December 31, 2008.  This deposit growth has further strengthened the Company’s balance sheet by improving the average loan to deposit ratio to 80.3% for the fourth quarter of 2009, down from 105% for the same quarter in 2008.

Average total loans decreased $173 million or 5.0% on a linked-quarter basis to $3.3 billion at December 31, 2009, and decreased $495 million or 13.0% since December 31, 2008.  The decline in loans during 2009 was primarily due to principal reductions in energy and construction and development loans.

Sterling Bancshares, Inc., News Release
January 21, 2010

At December 31, 2009, nonperforming assets were $119 million or 2.42% of total assets compared to $107 million or 2.20% at September 30, 2009.  The increase in nonperforming loans was primarily due to the credit deterioration of certain nonowner occupied commercial real estate loans which migrated to nonperforming status and this increase was partially offset by the sale of approximately $20.0 million of nonperforming loans during the fourth quarter of 2009.

At December 31, 2009, the total allowance for credit losses was $77.6 million or 2.39% of period-end total loans, up from $50.8 million or 1.34% of period-end total loans at December 31, 2008, and from $72.9 million or 2.18% of period-end total loans at September 30, 2009.  The increase in the allowance for loan losses during 2009 was due in part to increases in both nonperforming and classified loans.

Net charge-offs for the fourth quarter of 2009 were $6.3 million or 0.76% of average total loans, compared to $37.4 million or 4.27% of average total loans for the third quarter of 2009.  Net charge-offs for the year ended December 31, 2009 were $60.9 million or 1.72% of average total loans, up from $14.5 million or 0.40% for the same period in 2008.  The primary increase in net charge-offs during 2009 was due to the $15.9 million of charge-offs related to collateral-based nonperforming loans, $11.8 million related to the sale of certain nonperforming loans and an $11.6 million charge-off related to Semgroup (a previously disclosed nonperforming energy loan relationship) which had previously been provided for in our allowance for loan losses.

Tax-equivalent net interest income for the fourth quarter of 2009 was $47.2 million, down $1.1 million on a linked-quarter basis. Tax-equivalent net interest margin was 4.11% for the fourth quarter of 2009, down 9 basis points from 4.20% for the third quarter of 2009.

Noninterest income for the fourth quarter of 2009 decreased $3.6 million on a linked-quarter basis and decreased $4.2 million compared to the same period in 2008.  Net losses on securities for the fourth quarter of 2009 were $1.8 million due to realized losses of $7.2 million recorded on the sale of certain private-label CMOs.   The decision to sell these securities in 2009 was due to the significant credit downgrading of the securities which caused these securities to be classified as “substandard” assets by management.  These securities had a carrying value of $24.4 million at the time of sale.  These losses were partially offset by realized gains of $5.3 million on the sale of available-for-sale investments with a cost basis of $97.0 million which were sold as part of our routine portfolio management. Other noninterest income for the fourth quarter of 2009 decreased $1.8 million on a linked quarter basis and $2.3 million compared to the same period in 2008. During the fourth quarter of 2009, the Company recorded $1.4 million in losses on sale of $8.4 million of loans classified as held for sale.

Total noninterest expense decreased $585 thousand for the fourth quarter of 2009 as compared with the third quarter of 2009, and increased $373 thousand compared to the same period in 2008.  Salaries and benefits decreased $1.5 million on a linked-quarter basis, and $2.4 million compared to the fourth quarter in 2008, as a result of the reduction of certain incentive compensation during the fourth quarter of 2009 and an ongoing expense reduction initiative.  Total noninterest expense increased $10.0 million for the year ended 2009, compared to the year ended 2008.  FDIC insurance premiums increased $6.3 million for 2009 compared to 2008 due in part to a special FDIC assessment of $2.3 million recorded in the second quarter of 2009.   In addition, the Company recorded $1.1 million of acquisition costs during 2009 related to the terminated First Bank branch acquisition.

As of December 31, 2009, Sterling had total assets of $4.9 billion, total loans of $3.2 billion and total deposits of $4.1 billion.  Shareholders’ equity of $541 million at December 31, 2009, was 11.0% of total assets.  Book value per common share at period-end was $6.60.

Sterling Bancshares, Inc., News Release
January 21, 2010

Conference Call
Management of Sterling will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Thursday, January 21, 2010 at 11:00 a.m. Eastern Time.  To participate, visit the Investor Relations section of the Company’s web site at http://www.banksterling.com or call (612) 332-0345.  An audio archive of the call will also be available on the web site beginning Friday, January 22, 2010.

A telephone replay of the conference call will be available beginning Thursday, January 21, 2010 at 12:00 p.m. until Thursday, January 28, 2010 at 11:59 p.m. Central Time by dialing (800) 475-6701. The access code for the replay is 140894.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared.  The Company does not assume any obligation to update the forward-looking statements.  There are several factors, many beyond the Company’s control, that could cause results to differ significantly from expectations including:  adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing; the ability to integrate acquisitions and realize expected cost savings and revenue enhancements, effects of changes in interest rates on net interest margin and changes in federal and state regulations and laws.  Additional factors can be found in the Company's Quarterly Reports for the quarters ended September 30, 2009, June 30, 2009, and March 31, 2009, and its 2008 Annual Report on Form 10-K each of which has been filed with the Securities and Exchange Commission and is available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $4.9 billion, which operates 58 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”.  For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)
Page 4

	Quarter Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,
	2009	2009	2008	2009	2008
Profitability
Net income (loss)	$1,736	$(24,724)	$9,613	$(12,974)	$38,619
Net income (loss) applicable to common shareholders	$1,736	$(24,724)	$9,215	$(22,316)	$38,221

Earnings (loss) per common share (1)
Basic	$0.02	$(0.30)	$0.13	$(0.28)	$0.52
Diluted	$0.02	$(0.30)	$0.13	$(0.28)	$0.52

Return on average common equity (2)	1.24%	(16.98)%	7.17%	(4.01)%	7.60%
Return on average assets (2)	0.14%	(1.97)%	0.76%	(0.26)%	0.80%

Tax equivalent net interest margin (3)	4.11%	4.20%	4.44%	4.22%	4.55%

Efficiency Ratio (4):
Consolidated	70.60%	69.56%	64.46%	69.17%	63.04%
Sterling Bank	67.64%	67.79%	62.33%	66.97%	61.03%

Liquidity and Capital Ratios
Average loans to average deposits	80.29%	85.86%	104.65%	88.83%	101.31%
Period-end stockholders' equity to total assets	10.95%	11.23%	12.66%	10.95%	12.66%
Average stockholders' equity to average assets	11.12%	11.60%	10.69%	11.92%	10.50%
Period-end tangible capital to total tangible assets	7.48%	7.70%	9.32%	7.48%	9.32%
Tier 1 capital to risk-weighted assets	11.61%	11.20%	12.14%	11.61%	12.14%
Total capital to risk-weighted assets	14.41%	13.95%	14.94%	14.41%	14.94%
Tier 1 leverage ratio (Tier 1 capital to average assets)	8.89%	8.88%	10.57%	8.89%	10.57%

Other Data
Shares used in computing earnings (loss) per common share
Basic shares	81,771	81,707	73,233	78,696	73,177
Diluted shares	82,019	81,707	73,451	78,696	73,488
End of period common shares outstanding	81,853	81,755	73,260	81,853	73,260

Book value per common share at period-end	$6.60	$6.67	$7.17	$6.60	$7.17
Cash dividends paid per common share	$0.015	$0.055	$0.055	$0.18	$0.22
Common stock dividend payout ratio	70.74%	(18.19)%	41.94%	(106.36)%	41.72%
Full-time equivalent employees	1,012	1,013	1,116	1,012	1,116
Number of banking centers	58	60	59	58	59

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)
Page 5

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008
ASSETS
Cash and cash equivalents	$246,215	$158,114	$74,736	$142,769	$113,163
Available-for-sale securities, at fair value	846,216	836,521	766,536	673,960	633,357
Held-to-maturity securities, at amortized cost	222,845	162,990	163,611	169,973	172,039

Loans held for sale	11,778	38,187	1,642	1,395	1,524
Loans held for investment	3,233,273	3,312,520	3,537,221	3,727,368	3,792,290
Total loans	3,245,051	3,350,707	3,538,863	3,728,763	3,793,814
Allowance for loan losses	(74,732)	(70,059)	(53,075)	(56,703)	(49,177)
Loans, net	3,170,319	3,280,648	3,485,788	3,672,060	3,744,637

Premises and equipment, net	48,816	49,128	50,272	50,738	46,875
Real estate acquired by foreclosure	16,763	11,674	8,095	8,144	5,625
Goodwill	173,210	173,210	173,210	173,210	173,210
Core deposits and other intangibles, net	11,626	12,179	12,744	13,309	13,874
Accrued interest receivable	16,502	16,142	18,189	18,285	19,428
Other assets	184,536	158,912	159,186	152,383	157,771
TOTAL ASSETS	$4,937,048	$4,859,518	$4,912,367	$5,074,831	$5,079,979

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,144,133	$1,094,346	$1,127,717	$1,173,745	$1,123,746
Interest-bearing demand	2,004,539	1,874,746	1,670,437	1,586,754	1,523,969
Certificates and other time	946,279	1,038,362	1,160,081	1,173,958	1,171,422
Total deposits	4,094,951	4,007,454	3,958,235	3,934,457	3,819,137
Other borrowed funds	97,245	99,486	176,631	278,274	408,586
Subordinated debt	77,338	77,616	77,028	78,310	78,335
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	44,247	46,716	47,631	53,942	48,048
Total liabilities	4,396,515	4,314,006	4,342,259	4,427,717	4,436,840

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Preferred stock	-	-	-	118,332	118,012
Common stock	83,721	83,622	83,552	75,168	75,128
Capital surplus	170,848	171,955	170,708	122,877	121,918
Retained earnings	295,909	295,401	324,619	333,498	332,009
Treasury stock	(21,399)	(21,399)	(21,399)	(21,399)	(21,399)
Accumulated other comprehensive income, net of tax	11,454	15,933	12,628	18,638	17,471
Total shareholders' equity	540,533	545,512	570,108	647,114	643,139
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,937,048	$4,859,518	$4,912,367	$5,074,831	$5,079,979

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)
Page 6

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008	2009	2008
Interest income:
Loans, including fees	$46,876	$49,658	$51,691	$53,000	$58,387	$201,225	$241,157
Securities:
Taxable	9,758	9,286	8,815	8,558	7,989	36,417	29,660
Non-taxable	929	897	890	900	907	3,616	3,632
Deposits in financial institutions	90	64	-	-	-	154	10
Other interest-earning assets	19	29	26	6	3	80	165
Total interest income	57,672	59,934	61,422	62,464	67,286	241,492	274,624

Interest expense:
Demand and savings deposits	4,243	4,403	3,886	3,492	3,645	16,024	17,285
Certificates and other time deposits	4,577	5,504	6,503	7,467	8,041	24,051	37,443
Other borrowed funds	314	346	425	812	2,414	1,897	11,607
Subordinated debt	713	748	885	979	1,380	3,325	4,474
Junior subordinated debt	1,045	1,082	1,155	1,204	1,430	4,486	5,731
Total interest expense	10,892	12,083	12,854	13,954	16,910	49,783	76,540
Net interest income	46,780	47,851	48,568	48,510	50,376	191,709	198,084
Provision for credit losses	11,000	56,131	11,500	9,000	7,500	87,631	29,917
Net interest income (loss) after provision for credit losses	35,780	(8,280)	37,068	39,510	42,876	104,078	168,167

Noninterest income:
Customer service fees	3,722	3,845	3,752	4,112	3,865	15,431	15,771
Net gain (loss) on securities	(1,823)	4	(2)	15	(57)	(1,806)	(244)
Wealth management fees	2,049	1,862	1,840	2,202	2,028	7,953	8,984
Other	1,543	3,402	4,903	4,469	3,805	14,317	16,516
Total noninterest income	5,491	9,113	10,493	10,798	9,641	35,895	41,027

Noninterest expense:
Salaries and employee benefits	19,496	21,005	24,152	22,277	21,937	86,930	85,253
Occupancy	5,822	5,967	6,168	5,869	5,790	23,826	21,782
Technology	2,375	2,495	2,475	2,505	2,559	9,850	9,794
Professional fees	1,283	1,065	1,157	1,197	1,226	4,702	4,707
Postage, delivery and supplies	685	700	760	721	765	2,866	3,672
Marketing	443	557	499	431	781	1,930	2,545
Core deposits and other intangibles amortization	552	565	565	565	571	2,247	2,328
Acquisition costs	980	154	-	-	-	1,134	562
FDIC insurance assessments	1,856	1,741	4,001	1,232	762	8,830	2,525
Other	5,998	5,826	4,244	4,801	4,726	20,869	20,042
Total noninterest expense	39,490	40,075	44,021	39,598	39,117	163,184	153,210

Income (loss) before income taxes	1,781	(39,242)	3,540	10,710	13,400	(23,211)	55,984
Income tax provision (benefit)	45	(14,518)	933	3,303	3,787	(10,237)	17,365
Net income (loss)	$1,736	$(24,724)	$2,607	$7,407	$9,613	$(12,974)	$38,619
Preferred stock dividends	-	-	7,458	1,884	398	9,342	398
Net income (loss) applicable to common shareholders	$1,736	$(24,724)	$(4,851)	$5,523	$9,215	$(22,316)	$38,221

Earnings (loss) per common share (1):
Basic	$0.02	$(0.30)	$(0.06)	$0.08	$0.13	$(0.28)	$0.52
Diluted	$0.02	$(0.30)	$(0.06)	$0.08	$0.13	$(0.28)	$0.52

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 7

	Quarter Ended
	Dec. 31,			Sep. 30,
	2009			2009
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$38,844	$67	0.68%	$1,607	$23	5.68%
Loans held for investment:
Taxable	3,257,590	46,762	5.70%	3,467,555	49,586	5.67%
Non-taxable (3)	4,935	69	5.55%	5,080	72	5.60%
Securities:
Taxable	964,807	9,758	4.01%	844,651	9,286	4.36%
Non-taxable (3)	101,866	1,360	5.30%	97,858	1,307	5.30%
Deposits in financial institutions	163,195	90	0.22%	106,392	64	0.24%
Other interest-earning assets	26,825	19	0.28%	38,419	29	0.30%
Total interest-earning assets	4,558,062	58,125	5.06%	4,561,562	60,367	5.25%
Noninterest-earning assets	421,810			416,340
Total Assets	$4,979,872			$4,977,902

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,946,308	$4,243	0.86%	$1,837,612	$4,403	0.95%
Certificates and other time	1,007,691	4,577	1.80%	1,084,513	5,504	2.01%
Other borrowed funds	107,211	314	1.16%	145,625	346	0.94%
Subordinated debt	77,824	713	3.63%	77,232	748	3.84%
Junior subordinated debt	82,734	1,045	5.01%	82,734	1,082	5.19%
Total interest-bearing liabilities	3,221,768	10,892	1.34%	3,227,716	12,083	1.49%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,204,371			1,172,556
Shareholders' equity	553,733			577,630
Total Liabilities and Shareholders' Equity	$4,979,872			$4,977,902

Tax Equivalent Net Interest Income and Margin (3)		47,233	4.11%		48,284	4.20%

Non-GAAP to GAAP Reconciliation:
Tax Equivalent Adjustment:
Loans		22			23
Securities		431			410
Total tax equivalent adjustment		453			433
Net Interest Income		$46,780			$47,851

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 8

	Year Ended
	2009			2008
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$11,335	$156	1.37%	$71,050	$4,696	6.61%
Loans held for investment:
Taxable	3,532,002	200,860	5.69%	3,583,762	236,259	6.59%
Non-taxable (3)	5,089	306	6.01%	3,637	294	8.09%
Securities:
Taxable	820,887	36,417	4.44%	620,506	29,660	4.78%
Non-taxable (3)	98,278	5,262	5.35%	97,328	5,116	5.26%
Deposits in financial institutions	86,673	154	0.18%	510	10	1.92%
Other interest-earning assets	28,703	80	0.28%	8,642	165	1.91%
Total interest-earning assets	4,582,967	243,235	5.31%	4,385,435	276,200	6.30%
Noninterest-earning assets	421,964			467,937
Total Assets	$5,004,931			$4,853,372

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,757,305	$16,024	0.91%	$1,416,594	$17,285	1.22%
Certificates and other time	1,105,055	24,051	2.18%	1,107,735	37,443	3.38%
Other borrowed funds	207,766	1,897	0.91%	542,413	11,607	2.14%
Subordinated debt	77,643	3,325	4.28%	62,128	4,474	7.20%
Junior subordinated debt	82,734	4,486	5.42%	82,734	5,731	6.93%
Total interest-bearing liabilities	3,230,503	49,783	1.54%	3,211,604	76,540	2.38%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,177,999			1,132,123
Shareholders' equity	596,429			509,645
Total Liabilities and Shareholders' Equity	$5,004,931			$4,853,372

Tax Equivalent Net Interest Income and Margin (3)		193,452	4.22%		199,660	4.55%

Non-GAAP to GAAP Reconciliation:
Tax Equivalent Adjustment:
Loans		97			92
Securities		1,646			1,484
Total tax equivalent adjustment		1,743			1,576
Net Interest Income		$191,709			$198,084

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 9

	Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008
Condensed Average Balance Sheet
Loans held for sale	$38,844	$1,607	$2,714	$1,876	$684
Loans held for investment	3,262,525	3,472,635	3,639,453	3,780,147	3,795,340
Total loans	3,301,369	3,474,242	3,642,167	3,782,023	3,796,024
Available-for-sale securities, at fair value	897,733	779,792	689,541	635,423	573,073
Held-to-maturity securities, at amortized cost	168,940	162,717	168,155	171,245	173,584
Deposits in financial institutions	163,195	106,392	281	257	273
Other interest-earning assets	26,825	38,419	39,534	9,740	4,093
Total interest-earning assets	4,558,062	4,561,562	4,539,678	4,598,688	4,547,047
Goodwill	173,210	173,210	173,210	173,210	173,210
Core deposits and other intangibles, net	11,890	12,463	13,028	13,587	14,158
All other noninterest-earning assets	236,710	230,667	265,404	286,454	301,516
Total assets	$4,979,872	$4,977,902	$4,991,320	$5,071,939	$5,035,931

Noninterest-bearing demand deposits	$1,158,023	$1,124,076	$1,117,335	$1,130,230	$1,116,607
Interest-bearing deposits:
Interest-bearing demand deposits	1,946,308	1,837,612	1,674,468	1,565,770	1,407,482
Jumbo certificates of deposits	576,984	614,418	658,983	651,798	634,499
Regular certificates of deposit	264,388	287,243	308,842	306,686	306,224
Brokered certificates of deposit	166,319	182,852	207,609	195,936	162,654
Total deposits	4,112,022	4,046,201	3,967,237	3,850,420	3,627,466
Other borrowed funds	107,211	145,625	216,342	365,408	667,933
Subordinated debt	77,824	77,232	77,701	77,820	75,354
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	46,348	48,480	41,548	45,698	44,340
Total liabilities	4,426,139	4,400,272	4,385,562	4,422,080	4,497,827
Common equity	553,733	577,630	561,540	531,736	510,965
Preferred equity	-	-	44,218	118,123	27,139
Total shareholders' equity	553,733	577,630	605,758	649,859	538,104
Total liabilities and shareholders' equity	$4,979,872	$4,977,902	$4,991,320	$5,071,939	$5,035,931

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008
Period-end Loans:
Loans held for sale	$11,778	$38,187	$1,642	$1,395	$1,524
Loans held for investment:
Commercial and industrial	806,542	823,797	930,445	1,060,572	1,107,519
Real Estate:
Commercial	1,669,118	1,703,629	1,768,824	1,788,488	1,765,843
Construction and development	360,444	394,819	458,386	499,262	545,303
Residential mortgage	344,838	335,007	323,520	320,021	309,665
Consumer/other	52,331	55,268	56,046	59,025	63,960
Loans held for investment	3,233,273	3,312,520	3,537,221	3,727,368	3,792,290
Total period-end loans	$3,245,051	$3,350,707	$3,538,863	$3,728,763	$3,793,814

Period-End Deposits:
Noninterest-bearing demand	$1,144,133	$1,094,346	$1,127,717	$1,173,745	$1,123,746
Interest-bearing demand	2,004,539	1,874,746	1,670,437	1,586,754	1,523,969
Certificates and other time deposits:
Jumbo	549,588	594,590	644,965	666,722	660,427
Regular	252,682	273,721	306,988	301,047	317,719
Brokered	144,009	170,051	208,128	206,189	193,276
Total period-end deposits	$4,094,951	$4,007,454	$3,958,235	$3,934,457	$3,819,137

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 10

	Quarter Ended					Year-to-date
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008	2009	2008
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$70,059	$53,075	$56,703	$49,177	$45,222	$49,177	$34,446
Charge-offs:
Commercial, financial and industrial	1,536	5,049	13,523	1,960	1,764	22,068	9,408
Real estate, mortgage and construction	5,448	32,464	1,903	438	1,629	40,253	5,241
Consumer	477	321	331	460	648	1,589	1,959
Total charge-offs	7,461	37,834	15,757	2,858	4,041	63,910	16,608
Recoveries:
Commercial, financial and industrial	536	251	286	640	286	1,713	1,392
Real estate, mortgage and construction	488	23	180	98	5	789	117
Consumer	110	163	163	94	205	530	640
Total recoveries	1,134	437	629	832	496	3,032	2,149
Net charge-offs	6,327	37,397	15,128	2,026	3,545	60,878	14,459
Provision for loan losses	11,000	54,381	11,500	9,552	7,500	86,433	29,190
Allowance for loan losses at end of period	$74,732	$70,059	$53,075	$56,703	$49,177	$74,732	$49,177

Allowance for unfunded loan commitments at beginning of period	2,852	1,102	1,102	1,654	1,654	1,654	927
Provision for losses on unfunded loan commitments	-	1,750	-	(552)	-	1,198	727
Allowance for unfunded loan commitments at end of period	2,852	2,852	1,102	1,102	1,654	2,852	1,654
Total allowance for credit losses	$77,584	$72,911	$54,177	$57,805	$50,831	$77,584	$50,831

Nonperforming Assets
Nonperforming loans:
Loans held for sale	$9,896	$29,472	$-	$-	$-	$9,896	$-
Loans held for investment	92,668	65,515	114,069	102,450	87,491	92,668	87,491
Real estate acquired by foreclosure	16,763	11,674	8,095	8,144	5,625	16,763	5,625
Other repossessed assets	38	33	419	144	154	38	154
Total nonperforming assets	$119,365	$106,694	$122,583	$110,738	$93,270	$119,365	$93,270

Restructured loans - accruing	$69,857	$45,981	$2,828	$-	$-	$69,857	$-

Accruing loans 30 to 89 days past due	$34,243	$23,364	$30,131	$26,640	$30,492	$34,243	$30,492

Accruing loans past due 90 days or more	$41	$681	$2,112	$7,464	$8,448	$41	$8,448

Ratios
Period-end allowance for credit losses to period-end loans	2.39%	2.18%	1.53%	1.55%	1.34%	2.39%	1.34%
Period-end allowance for loan losses to period-end loans	2.30%	2.09%	1.50%	1.52%	1.30%	2.30%	1.30%
Period-end allowance for loan losses to nonperforming loans	72.86%	73.76%	46.53%	55.35%	56.21%	72.86%	56.21%
Nonperforming loans to period-end loans	3.16%	2.83%	3.22%	2.75%	2.31%	3.16%	2.31%
Nonperforming assets to period-end assets	2.42%	2.20%	2.50%	2.18%	1.84%	2.42%	1.84%
Net charge-offs to average loans (2)	0.76%	4.27%	1.67%	0.22%	0.37%	1.72%	0.40%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year.  Thus, the sum for all quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)
Taxable-equivalent basis assuming a 35% tax rate. The Company presents net interest income on a tax-equivalent basis. Accordingly, net interest income from tax-exempt securities and loans is presented in the net interest income results on a basis comparable to taxable securities and loans. This non-GAPP financial measure allows management to assess the comparability of net interest income arising from both taxable and tax-exempt sources.

(4)
The efficiency ratio is calculated by dividing noninterest expense less acquisition costs, hurricane related costs and a one-time severance charge by tax equivalent basis net interest income plus noninterest income less net gain (loss) on investment securities.